                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              13-3216325
 (State of incorporation or organization)     (IRS Employer Identification No.)

                               745 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                             NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE
TITLE OF EACH CLASS TO BE SO REGISTERED:                     REGISTERED:
----------------------------------------                     --------------------------------------------------

Nikkei 225(SM) Call Warrants Expiring May 8, 2007            The American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                    333-61878

Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.     Description of Registrant's Securities to be Registered.
-------     --------------------------------------------------------

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Description of the Warrants" and "Nikkei 225 Index" on pages S-16 to S-28 of the Prospectus Supplement dated May 6, 2005, and under the caption
"Description of Debt Securities" on pages 8 to 16 of the accompanying Prospectus dated June 21, 2001, filed with the Securities and Exchange Commission (the
"Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933.

Item 2.     Exhibits.
-------     ---------

The securities described herein are to be registered pursuant to Section 12(b)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on an exchange on which other securities of the Registrant are currently registered.
In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01        Form of Warrant Agreement between the Registrant and Citibank, N.A., as warrant agent, and Lehman Brothers Inc., as calculation agent, relating to the Registrant's Nikkei 225(SM) Call Warrants Expiring
            May 8, 2007 (filed herewith)

1.02        Form of Warrant representing the Registrant's Nikkei 225(SM) Call
            Warrants Expiring May 8, 2007 (included in Form of Warrant Agreement filed as Exhibit 1.01)

                                       2

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               LEHMAN BROTHERS HOLDINGS INC.

                               By:          /s/ Karen Corrigan
                                       -------------------------
                                           Karen Corrigan
                                           Vice President

Date: May 6, 2005

                                       3

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.             Exhibit
-----------             -------

1.01                    Form of Warrant Agreement between the Registrant and
                        Citibank, N.A., as warrant agent, and Lehman Brothers
                        Inc., as calculation agent, relating to the Registrant's
                        Nikkei 225(SM) Call Warrants Expiring May 8, 2007 (filed
                        herewith)

1.02                    Form of Warrant representing the Registrant's Nikkei
                        225(SM) Call Warrants Expiring May 8, 2007 (included in
                        Form of Warrant Agreement filed as Exhibit 1.01)

                                       4